SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2013

MICROELECTRONICS TECHNOLOGY COMPANY

(Exact name of Company as specified in its charter)

Nevada	001-32984	20-2675800
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1155 Camino Del Mar #172 Del Mar, CA 92014
(Address of principal executive offices)
Phone: (949) 436-9382
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Previous Independent Registered Public Accounting Firm

1.	On October 21, 2013, Anton & Chia LLP (“Anton & Chia”) resigned as independent auditor of Microelectronics Technology Company (the “Registrant”).

2.

The reports of Anton & Chia on the Registrant’s consolidated financial statements for the audit as of June 30, 2013, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except to indicate that there was substantial doubt about the Registrant’s ability to continue as a going concern.

3.	The board of directors of the Registrant represented by the board of directors discussed the resignation with Anton & Chia and reluctantly accepted such resignation.

4.

During the Registrant's most recent interim periods, and any subsequent interim period preceding the resignation on October 21, 2013, there were no disagreements between the Registrant and Anton & Chia on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Anton & Chia, would have caused Anton & Chia to make reference to the subject matter of the disagreement(s) in connection with his reports.

5.

The Registrant has provided Anton & Chia with a copy of the disclosures it is making in response to this Item.  The Registrant has requested Anton & Chia to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant and, if not, stating the respects in which it does not agree.  The Registrant has filed the letter furnished by Anton & Chia as an exhibit to this Report.

New Independent Registered Public Accounting Firm

As of the date this report, the registrant has not engaged a new independent accountant.   The registrant will file an 8-K disclosing its new auditor once engaged.

FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibit 16.1 - Responsive Letter from Anton & Chia LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microelectronics Technology Company

Date: October 24, 2013

By: /s/ Brett Everett

Brett Everett

President & CEO